Exhibit 10.1

Performance Stock Unit Award Agreement

PERFORMANCE STOCK UNIT AWARD AGREEMENT VOLT INFORMATION

SCIENCES, INC.

2015 Equity Incentive Plan

This PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”), is made as of June 14, 2018 (the “Grant Date”) between Volt Information Sciences, Inc., a New York corporation (the “Company”), and [                ] (the “Participant”), and is made pursuant to the terms of the Company’s 2015 Equity Incentive Plan (the “Plan”). Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1.    Performance Stock Units. The Company hereby issues to the Participant, as of the Grant Date, [____] performance stock units (the “PSUs”, and each, a “PSU”), subject to such vesting, transfer and other restrictions and conditions as set forth in this Agreement and the Performance Matrix (as defined below). Each PSU represents the right to receive an amount in cash or Shares as determined in accordance with Section 3 of this Agreement, subject to the terms and conditions set forth in this Agreement and the Plan. The Participant’s target-level award with respect to each Performance Period (as defined below) is equal to 1/3 of the PSUs granted under this Agreement (each 1/3 portion, a “Target Award”).

Section 2.    Vesting Requirements.

(a)    Generally. The Participant’s right to receive all or any portion of the PSUs granted hereunder is contingent upon the Company’s achievement of the performance goal (the “Stock Price Goal”) specified in the performance matrix attached as Exhibit A to this Agreement (the “Performance Matrix”), measured at the end of each “Performance Period” indicated in the Performance Matrix.

As soon as reasonably practicable, but in no event later than 5 days following the end of the applicable Performance Period, the Company shall determine whether and to what extent any PSUs have been earned for such Performance Period and the actual Payout Percentage (as defined in the Performance Matrix) for such period (the actual date of the Company’s determination, the “Annual Performance Determination Date”). The Company’s determination of the foregoing shall be final and binding on the Participant. On the Annual Performance Determination Date, any PSUs underlying the applicable Target Award which do not vest in accordance with the immediately preceding sentence shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amounts with respect thereto. Except as otherwise provided herein, the vesting of any PSUs shall be subject to the Participant’s continuous service with the Company or its Affiliates (“Service”) from the Grant Date through the end of the applicable Performance Period.

(b)    Terminations of Service. Except as otherwise provided in Section 2(d) below, upon the occurrence of a termination of the Participant’s Service for any reason, all outstanding and unvested PSUs shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount in respect thereof.

(c)    Change in Control. Notwithstanding anything in the Plan to the contrary, if upon a Change in Control the Participant does not receive a Replacement Award in respect of the

Performance Stock Unit Award Agreement

PSUs, then (i) if such Change in Control occurs on or before the first anniversary of the Grant Date, the Participant shall vest in a portion of the PSUs, determined by multiplying the total number of PSUs granted under this Agreement (i.e., the target number of PSUs) by a fraction, the numerator of which is the number of full months elapsed from the Grant Date through the effective date of such Change in Control (with any month in which at least 15 days has passed to be deemed a full month for purposes of the foregoing, and in any event not to exceed 12 months), and the denominator of which is 36, and any PSUs that do not vest after giving effect to the foregoing sentence shall be immediately cancelled and forfeited (including any PSUs potentially issuable in excess of the target number of PSUs), and (ii) if such Change in Control occurs after the first anniversary of the Grant Date, then any PSUs that are unvested as of immediately prior to the Change in Control shall vest as of the effective date of the Change in Control based on target level achievement with respect to the applicable Stock Price Goal(s). With respect to any PSUs that vest as a result of the foregoing sentence, the “Annual Performance Determination Date” as used in Section 3 of this Agreement shall mean the effective date of the Change in Control. For the avoidance of doubt, if the Participant receives a Replacement Award in respect of the PSUs granted under this Agreement (i.e., the target number of PSUs) (the “Replacement PSUs”), then such Replacement PSUs shall vest solely on the passage of time and will no longer be subject to any Stock Price Goal conditions.

(d)    Involuntary Termination following a Change in Control. If a Participant incurs an Involuntary Termination of Service on or prior to the second anniversary of the closing of a Change in Control, the Replacement PSUs will vest based on the following schedule: (i) if such Change in Control occurred on or before the first anniversary of the Grant Date, then on the effective date of the Participant’s Involuntary Termination the Participant shall vest in a portion of the Replacement PSUs, determined by multiplying the number of unvested Replacement PSUs by a fraction, the numerator of which is the number of full months elapsed from the Grant Date through the effective date of such Involuntary Termination (with any month in which at least 15 days has passed to be deemed a full month for purposes of the foregoing, and in any event not to exceed 12 months), and the denominator of which is 36, and any Replacement PSUs that do not vest after giving effect to the foregoing sentence shall be immediately cancelled and forfeited, and (ii) if such Change in Control occurred after the first anniversary of the Grant Date, then any Replacement PSUs that are unvested as of immediately prior to such termination shall become fully vested as of the date of such Involuntary Termination. With respect to any Replacement PSUs that vest as a result of the foregoing sentence, the “Annual Performance Determination Date” as used in Section 3 of this Agreement shall mean the effective date of the Participant’s Involuntary Termination.

Section 3.    Settlement.

(a)    Cash Settlement. As soon as reasonably practicable following the applicable Annual Performance Measurement Date (and in any event, within 10 days following the applicable Annual Performance Measurement Date), any PSUs that become vested and non-forfeitable shall be settled by the Company’s delivery to the Participant of an amount in cash equal to the product of (A) the number of PSUs that vested and became non-forfeitable pursuant to Section 2 hereof, multiplied by (B) the lesser of (i) the closing price of a Share on the applicable Annual Performance Determination Date, and (ii) 2x the closing price of a Share on the Grant Date (the amount referred to in subsection (ii), the “Cap Price”).

Performance Stock Unit Award Agreement

(b)    Company Discretion to Settle PSUs in Shares. Notwithstanding the foregoing, to the extent that there are shares of common stock available for issuance under the 2015 Plan or any successor plan at the time the PSUs are settled (or any portion of the PSUs are settled), then the Company may, in its sole discretion, determine to settle the applicable PSUs (or any portion of the applicable PSUs) by delivering to the Participant a number of Shares equal to the number of PSUs vesting.

(c)    Settlement on a Change of Control. With respect to any PSUs that vest and become settled upon a Change in Control, the Committee will have the discretion to settle such PSUs in either (i) cash, as calculated in accordance with Section 3(a) hereof, or (ii) in the form of other consideration received by the Company’s shareholders in connection with such Change in Control; provided, that any cash received by the Participant will be subject to the application of the Cap Price. Notwithstanding the foregoing, in connection with a Change in Control, the Committee shall have the discretion to waive the application of the Cap Price.

Section 4.    Restrictions on Transfer. No PSUs (nor any interest therein) may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. Notwithstanding the foregoing, at the discretion of the Committee, PSUs may be transferred by the Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, but not limited to, trusts for such persons.

Section 5.    Investment Representation. The Participant is acquiring the PSUs for investment purposes only and not with a view to, or in connection with, the public distribution thereof in violation of the Securities Act of 1933, as amended (the “Securities Act”). No Shares shall be acquired unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire such Shares pursuant to an exemption from registration under the applicable securities laws. The Participant understands and agrees that none of the PSUs and none of the Shares issued in respect thereof (if any), may be offered, sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except in compliance with this Agreement and the Securities Act pursuant to an effective registration statement or applicable exemption from the registration requirements of the Securities Act and applicable state securities or “blue sky” laws. Notwithstanding anything herein to the contrary, the Company shall have no obligation to deliver any Shares hereunder or make any other distribution of benefits hereunder unless such delivery or distribution would comply with all applicable laws (including, without limitation, the Securities Act), and the applicable requirements of any securities exchange or similar entity.

Section 6.    Adjustments. The PSUs granted hereunder shall be subject to adjustment as provided in Section 4(b) of the Plan.

Performance Stock Unit Award Agreement

Section 7.    No Right of Continued Service. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continued Service.

Section 8.    Tax Withholding. This Agreement and the PSUs shall be subject to tax and/or other withholding in accordance with Section 17(e) of the Plan.

Section 9.    No Rights as a Stockholder; Dividends. The Participant shall not have any privileges of a stockholder of the Company with respect to any PSUs, including without limitation any right to vote any Shares potentially issuable in respect of such PSUs or to receive dividends or other distributions in respect thereof, unless and until Shares have actually been delivered to the Participant in respect of such PSUs in accordance with Section 3(b) of this Agreement. Notwithstanding the foregoing, any dividends payable with respect to the PSUs during the period from the Grant Date through the date the applicable PSUs are settled in accordance with Section 3 hereof will accumulate in cash and be payable to the Participant on a deferred basis, but only to the extent that the PSUs vest in accordance with the Performance Matrix and Section 2 hereof. In no event shall the Participant be entitled to any payments relating to dividends paid after the earlier to occur of the settlement or forfeiture of the applicable PSUs and, for the avoidance of doubt, all accumulated dividends shall be forfeited immediately upon the forfeiture or cancellation of the PSUs or applicable portion thereof.

Section 10.    Clawback. The PSUs will be subject to recoupment in accordance with any existing clawback policy or clawback policy that the Company may be required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as may otherwise be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired cash or property upon the occurrence of Cause. The implementation of any clawback policy will not be deemed a triggering event for purposes of any definition of “good reason” for resignation or “constructive termination.”

Section 11.    Amendment and Termination. Subject to the terms of the Plan, any amendment to this Agreement shall be in writing and signed by the parties hereto. Notwithstanding the immediately-preceding sentence, subject to the terms of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement and/or the PSUs; provided that, subject to the terms of the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of the Participant or any holder or beneficiary of the PSUs shall not be effective without the written consent of the Participant, holder or beneficiary.

Section 12.    Construction. The PSUs granted hereunder is granted by the Company pursuant to the Plan and is in all respects subject to the terms and conditions of the Plan. The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the PSUs hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference. In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.

Performance Stock Unit Award Agreement

The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.

Section 13.    Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York, without giving effect to the choice of law principles thereof.

Section 14.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 15.    Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 16.    Entire Agreement. This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof.

[SIGNATURES ON FOLLOWING PAGE]

Performance Stock Unit Award Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the Grant Date.

VOLT INFORMATION SCIENCES, INC.

By:

Name:
Title:

PARTICIPANT

Participant’s Signature

Name:

Address:

Performance Stock Unit Award Agreement

EXHIBIT A

Performance Matrix

The Stock Price Goal (as defined below) shall be measured as of the end of each of the following one-year, two-year, and three-year measurement periods (each, a “Performance Period”):

June 14, 2018 through June 14, 2019 (“Performance Year 1”)

June 14, 2018 through June 14, 2020 (“Performance Year 2”)

June 14, 2018 through June 14, 2021 (“Performance Year 3”)

The “Stock Price Goal” shall be determined by using the 20 trading-day average stock price prior to and including the last day of the applicable Performance Period.

The “Payout Percentage” shall be determined as follows for each Performance Period:

PERFORMANCE YEAR 1

Performance Level	Performance Year 1 Stock Price Goal	Payout Percentage
Below Threshold Level	< $[___]	0% of the Target Award for Performance Year 1

Threshold	$[___]	50% of the Target Award for Performance Year 1

Target	$[___]	100% of the Target Award for Performance Year 1

Maximum	≥ $[___]	200% of the Target Award for Performance Year 1

PERFORMANCE YEAR 2

Performance Level	Performance Year 2 Stock Price Goal	Payout Percentage
Below Threshold Level	< $[___]	0% of the Target Award for Performance Year 2

Threshold	$[___]	50% of the Target Award for Performance Year 2

Target	$[___]	100% of the Target Award for Performance Year 2

Maximum	≥ $[___]	200% of the Target Award for Performance Year 2

Performance Stock Unit Award Agreement

PERFORMANCE YEAR 3

Performance Level	Performance Year 3 Stock Price Goal	Payout Percentage
Below Threshold Level	< $[___]	0% of the Target Award for Performance Year 3

Threshold Level	$[___]	50% of the Target Award for Performance Year 3

Target Level	$[___]	100% of the Target Award for Performance Year 3

Maximum Level	≥ $[___]	200% of the Target Award for Performance Year 3

Straight-line interpolation shall be used to determine the Payout Percentage for any Stock Price Goal that falls between Threshold Level and Target Level and between the Target Level and the Maximum Level, based upon the Payout Percentages set forth above.